                                                                    EXHIBIT 10.5





                         EXECUTIVE SEVERANCE AGREEMENT

                                    BETWEEN

                             ITERATED SYSTEMS, INC.

                                      AND

                                 JOHN R. FESTA

                                   EFFECTIVE

                               FEBRUARY 16, 1998

                               TABLE OF CONTENTS

                         EXECUTIVE SEVERANCE AGREEMENT

PARAGRAPH                                                               PAGE NO.
---------                                                               --------

1.  Background......................................................         1

2.  Definitions.....................................................         2

3.  Employment......................................................         4

4.  Responsibilities................................................         4

5.  Compensation....................................................         4

6.  Termination.....................................................         5

7.  Proprietary Information.........................................         5

8.  Ownership.......................................................         6

9.  Exclusive Service and Non-Competition Covenant..................         7

10. Covenant Not to Hire............................................         7

11. Non-Solicitation................................................         7

12. Severability....................................................         7

13. Attorneys' Fees.................................................         7

14. Headings........................................................         8

15. Notices.........................................................         8

16. General Provisions..............................................         8

17. Entire Agreement................................................         8

    EXHIBIT A   Duties of Employee
    EXHIBIT B   Stock Option Grant
    EXHIBIT C   Existing Stock Options for John R. Festa as of December 31, 1997
    EXHIBIT D   Insurance, Benefits and Reimbursements

                         EXECUTIVE SEVERANCE AGREEMENT

          THIS EXECUTIVE SEVERANCE AGREEMENT (the "Agreement") is dated the 31st day of December, 1997 and is entered into by and between ITERATED SYSTEMS, INC., a Georgia corporation with its principal offices at Suite 600 -- Seven Piedmont Center, 3525 Piedmont Road, Atlanta, Georgia 30305-1530 (the "Company"), and JOHN R. FESTA ("Employee"), an individual, and shall be effective on the Effective Date, as defined below.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements of the parties hereto, the parties do hereby covenant and agree as follows:

1.  BACKGROUND.

          A. The Company is engaged in the business of (i) research and development in the area of fractal geometry and dynamical systems, and (ii) application of the results from such research and development in the compression, transmission, storage and decompression of images using computer technology, and (iii) design, development, marketing and distribution of products and services which embody or relate to the compression, transmission, storage and decompression of images.

          B. Employee has served as the Company's Chief Executive Officer and has requested, after many years of service, to reduce his time commitment to the Company and to resign as Chief Executive Officer.

          C. The Company is willing to honor Employee's request and desires to secure and retain the services of Employee in the more limited capacities set forth below for a period of two years, and such services are considered by the Company to be valuable with regard to its business.

          D. The Company and Employee previously entered into an Amended and Restated Executive Employment Agreement effective May 2, 1994 (the "Prior Agreement") which shall remain in effect until the Effective Date, and Employee agrees to continue to perform thereunder until the Effective Date. The parties desire to enter into a new relationship as set forth in this Agreement, as of the Effective Date. On the Effective Date, this Agreement shall supersede and cancel the Prior Agreement, which shall thereafter be deemed terminated by mutual agreement of the parties and be of no further force or effect.

          E. Employee agrees and acknowledges that as of the date of this Agreement, the Company has performed all of its responsibilities and obligations, and paid all amounts due and owing, to or for the benefit of Employee, under the Prior Agreement and otherwise, and Employee releases the Company from any and all claims, liabilities, and causes of action, known or unknown, suspected or unsuspected, that Employee had, has, or may have with respect to the Prior Agreement, his employment by the Company, or otherwise, arising by law or in equity as of the date hereof.

          F. Further, the Company and Employee agree and acknowledge that the stock options currently owned by Employee are specified at EXHIBIT C, and Employee agrees and acknowledges that he has no right, entitlement or interest of any kind in or to any other securities of the Company, including stock or options, except as set forth in EXHIBITS B AND C hereto.

2.  DEFINITIONS.

          As used in this Agreement and the Exhibits, the following terms shall have the meaning as set forth below, and the parties hereto agree to be bound by the provisions hereof:

          A. AREA means the geographic area of the United States, Canada and the countries currently comprising the European Community which is the area in which operations are performed, supervised, or assisted in by Employee on behalf of the Company.

          B.  BOARD OF DIRECTORS means the Board of Directors of the Company.

          C. BUSINESS OF THE COMPANY encompasses and means the following elements as an integrated process: (i) research and development in the area of fractal geometry and dynamical systems, and (ii) application of the results from such research and development in the compression, transmission, storage and decompression of images using computer technology, and (iii) design, development, marketing and distribution of products and services which embody or relate to the compression, transmission, storage and decompression of images.

          D.  COMPANY means Iterated Systems, Inc. and its successors.

          E.  EFFECTIVE DATE means February 16, 1998.

          F. PERMANENT DISABILITY means a physical or mental condition which renders Employee incapable of performing his regular duties hereunder for a period of ninety (90) consecutive days. In the event of any disagreement between Employee and the Company as to whether Employee is suffering from Permanent Disability, the determination of Employee's Permanent Disability shall be made by one or more board certified licensed physicians practicing the specialty of medicine applicable to Employee's disorder in the Atlanta metropolitan area in accordance with the provisions of this Subsection 2F. If either the Company or Employee desires to initiate the procedure provided in this Subsection, such party (the "Initiating Party") shall deliver written notice to the other party (the "Responding Party") in accordance with the provisions of this Agreement specifying that the Initiating Party desires to proceed with a medical examination and the procedures specified in this Section. Such notice shall include the name, address and telephone number of the physician selected by the Initiating Party (the "Disability Examination Notice"). If the Responding Party fails within thirty (30) days after the receipt of the Disability Examination Notice to designate a physician meeting the standards specified herein, the physician designated by the Initiating Party in the Disability Examination Notice shall make the determination of Permanent Disability as provided in this Section. If the Responding Party by written notice notifies the Initiating Party within thirty (30) days of the receipt by the Responding Party of the Disability Examination Notice by notice specifying the physician selected by the Responding Party for purposes of this Section, then each of the two physicians as so designated by the respective parties shall each examine Employee. Examinations shall be made by each such physician within fifteen (15) days of such physician's respective designation. Each physician shall render a written report as to whether Employee is in such physician's opinion suffering Permanent Disability. If the two physicians agree on the status of Employee for purposes of this Subsection, such determination shall be conclusive and dispositive for all purposes of this Subsection. If the two physicians cannot agree, the two physicians shall jointly select a third physician meeting the standards specified in this Subsection within ten (10) days after the later report of the two physicians is submitted. The third physician shall render a written report on the status of Employee within five
(5) days of selection and such report shall be dispositive for purposes of this Subsection. For purposes of this Subsection 2F, Employee agrees that he shall promptly submit to such examinations and tests as such physicians shall reasonably request for purposes of making a determination of Permanent Disability as provided herein. Failure or refusal of the Company to designate a licensed physician to make a determination of Permanent Disability as required in accordance with this Section or of Employee to submit to the examination as required by this Subsection shall constitute a conclusive admission by the Company or Employee, as appropriate, that Employee is suffering from a Permanent Disability as provided herein.

          G. TERM means the period from the Effective Date and continuing until two (2) years thereafter, unless the Agreement is earlier terminated for any reason as set forth herein. This Agreement may be extended beyond the Term upon mutual written agreement of the parties.

          H. TERMINATION WITH CAUSE means the termination of this Agreement and the employment relationship of Employee with the Company, only for the following:

         (i) Theft or embezzlement by Employee with regard to property of the Company;

         (ii) Continued gross neglect by Employee in fulfilling his duties as set forth in this Agreement , after written notification from the Board of Directors of such gross neglect, setting forth in detail the matters involved and Employee's failure to cure the problem resulting in such gross neglect within thirty (30) days of receipt of notice by Employee by the Company;

         (iii) Death or Permanent Disability of Employee;

         (iv) Actual fraud or other material acts of dishonesty in conducting the Company's business or in the fulfillment by Employee of his assigned responsibilities; the destruction of any material amount of the Company's property willfully or through Employee's gross neglect; or the unauthorized disclosure of any information constituting Confidential Information which disclosure has a material adverse impact on the financial condition of the Company, or a Trade Secret, but not including general statements regarding the Company and its business which do not include Trade Secrets or Confidential Information, to any person, business or entity in violation of Section 7; or

         (v) A violation or other failure of Employee to perform in accordance with any material provision of any written agreement with the Company or to perform in accordance with the reasonable directives imposed upon him by the Board of Directors of the Company, if such violation or other failure is not cured within thirty (30) days of receipt of notice by Employee from the Company.

          I. TERMINATION WITHOUT CAUSE means a termination by the Company of this Agreement and the employment relationship of Employee with the Company which is not a Termination With Cause or a Voluntary Termination, but not including the expiration of this Agreement.

          J. VOLUNTARY TERMINATION means unilateral termination by Employee of his employment with the Company prior to the end of the Term; provided that Employee shall not be considered to have unilaterally terminated his employment with the Company, even though such termination is initiated by Employee, if such termination occurs following: (i) a breach of a material term of this Agreement by the Company, which is not cured by the Company within thirty (30) days from receipt by the Company of notice from Employee, or (ii) any relocation to which Employee has not agreed to an office of the Company located more than thirty-five (35) miles from the city limits of Atlanta, Georgia.

3. EMPLOYMENT. The Company, through its Board of Directors, agrees to employ Employee in accordance with the provisions of this Agreement, and Employee agrees to accept such employment upon the terms and conditions set forth herein.

4.  RESPONSIBILITIES.

          A. Pursuant to this Agreement, Employee shall assume the responsibilities and perform the duties of the Vice Chairman of the Board of Directors and Special Advisor, as specified by the Board of Directors or the Chief Executive Officer, consistent with the responsibilities and duties described in EXHIBIT A hereto.

          B. Employee agrees to serve as a member of the Board of Directors for the period during which he is elected as such by the shareholders of the Company, provided the Company shall have no obligation to elect Employee to the Board of Directors. In the event the Company, in its sole discretion, decides to eliminate or reduce the scope of its current directors' and officers' liability insurance coverage, the Company will notify Employee, and Employee may elect to remain on the Board of Directors or resign therefrom, provided any such resignation shall not by itself constitute a Voluntary Termination or a Termination Without Cause and the Company shall be required to continue to pay Employee the Annual Salary and provide the benefits set forth in Section 5E. for the remainder of the Term, subject to Employee's continued compliance with the remaining terms of this Agreement. Employee also agrees to comply with all policies, restrictions and procedures adopted by the Company or the Board of Directors relating to the sale or purchase of securities by the Company, including the terms of the Lock-up Agreement and any other agreements entered into by Employee in connection with the Company's public offering of securities on the Oslo Stock Exchange.

5. COMPENSATION. The Company shall pay, and Employee agrees to accept, as full and complete compensation for services to be rendered hereunder during the Term, the remuneration described below:

          A. ANNUAL SALARY. The Company shall pay Employee a base annual salary as of the Effective Date of One Hundred Fifty Thousand Dollars ($150,000.00) per year ("Base Salary"). Base Salary shall be payable according to the customary payroll practices of the Company.

          B. NON-QUALIFIED STOCK OPTIONS. Employee is granted stock options in accordance with the Company's 1994 Amended and Restated Stock Option Plan (the "Plan") as approved by the shareholders of the Company subject to the restrictions and rights set forth in the Plan and the Stock Option Grant, attached hereto as EXHIBIT B.

          C.  1997 BONUS.   On the signing of this Agreement by both parties,
the Company shall pay Employee a bonus in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) for service in 1997, subject to normal employment withholdings and deductions.

          D. CAR LEASE. Employee shall receive use of an automobile during the Term, which shall be leased by the Company, as reasonably determined by the Board of Directors, in an amount of at least $400.00 per month.

          E. ADDITIONAL COMPENSATION. At the end of each month of the Term, the Company shall pay Employee, as additional compensation, an amount which, after deducting federal and state income taxes, would equal the amount which the Company would contribute as a "matching contribution" to Employee's account under the Company's 401(k) plan, assuming that Employee was still an active participant in the plan and elected to defer $833.33 in compensation each month under the plan. F. INSURANCE, BENEFITS AND REIMBURSEMENTS. During the Term, Employee shall be entitled to participate in the insurance plans and to receive those benefits and reimbursements set forth on EXHIBIT D.

6.  TERMINATION.

          A. This Agreement will commence on the Effective Date and shall continue during the Term unless terminated as set forth herein.

          B. During the Term, this Agreement may be terminated, subject to the terms, conditions and obligations hereof, by any of the following events:

          (i) Mutual written agreement expressed in a single document signed by both the Company and Employee;

          (ii)  Voluntary Termination by Employee;

          (ii)  Death of Employee;

          (iii) Termination Without Cause; or

          (iv)  Termination With Cause.

     C. If the Company elects in its discretion to terminate the employment of Employee at any time in such a manner as constitutes a Termination Without Cause, then the Company shall be required to continue to pay Employee the Annual Salary and provide the benefits set forth in Section 5E., for the remainder of the Term. The foregoing shall constitute the sole and exclusive liability of the Company for a Termination Without Cause.

     D. During the Term if Employee obtains or is extended by another any employee benefits or insurance coverage at least comparable (as reasonably determined by the parties) to any of the benefits or coverage to be provided by the Company as set forth herein, then Employee shall immediately notify the Company and the Company shall thereafter no longer be required to provide the comparable benefit or coverage as set forth herein.

     E. The obligations of Employee under Sections 7, 8 , 9 10 and 11 shall survive termination or expiration of this Agreement for any reason. The obligations of the Company under Section 6C., to the extent applicable, shall also survive such termination.

7.  PROPRIETARY INFORMATION.

     A. In performance of services under this Agreement, Employee may have access to:

     (i) information which derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy (hereinafter "Trade Secrets" or "Trade Secret"); or

     (ii) information which does not rise to the level of a Trade Secret, but is valuable to the Company and provided in confidence to Employee (hereinafter "Confidential Information").

     B. Employee acknowledges and agrees that with respect to Trade Secrets and Confidential Information provided to or obtained by Employee (hereinafter collectively the "Proprietary Information"):

     (i) that the Proprietary Information is and shall remain the exclusive property of the Company;

     (ii) to use the Proprietary Information exclusively for the purpose of fulfilling the obligations under this Agreement;

     (iii) to return the Proprietary Information, and any copies thereof, in his possession or under his control, to the Company upon request of the Company, or expiration or termination of this Agreement for any reason; and

     (iv) to hold the Proprietary Information in confidence and not to copy, publish, or disclose to others or allow any other party to copy, publish, or disclose to others, in any form, any Proprietary Information without the prior written approval of the Board of Directors, except in furtherance of Employee's performance of his duties on behalf of the Company and subject to the recipient of such Proprietary Information agreeing to hold such information in confidence.

     C. The obligations and restrictions set forth in Subsection 7B(iv) above shall survive expiration or termination of this Agreement, for any reason, and shall remain in full force and effect as follows:

     (i) as to Trade Secrets, for so long as such information remains subject to protection under applicable law;

     (ii) as to Confidential Information, for a period of three (3) years after expiration or termination of this Agreement for any reason.

     D. The obligations set forth in this Section 7 shall not apply or shall terminate with respect to any particular portion of the Proprietary Information which:

     (i) was in Employee's possession, free of any obligation of confidence, prior to his receipt from the Company;

     (ii) is in the public domain at the time the Company communicates it to Employee, or becomes available to the public through no breach of this Agreement by Employee; or

     (iii) is received by Employee independently and in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential.

     E. The confidentiality, property, and proprietary rights protections available in this Agreement are in addition to, and not exclusive of, any and all other corporate rights, including those provided under copyright, corporate officer or director fiduciary duties, and trade secret and confidential information laws.

8. OWNERSHIP. Employee agrees and acknowledges that all works of authorship and inventions, including but not limited to products, goods, know-how, Trade Secrets and Confidential Information, and any improvements, modifications, enhancements, derivative works, and/or revisions to existing products, goods, know-how, Trade Secrets and/or Confidential Information, in any form and in whatever stage of creation or development, arising out of or resulting from, or in connection with, the services provided by Employee to the Company under this Agreement (collectively, the "Property"), as they now exist and are currently used by the Company or otherwise, or as they may exist in the future, are works made for hire and shall be the sole and exclusive property of the Company. Employee hereby transfers and assigns to the Company any and all right, title and interest in the Property, in whatever form, including all worldwide copyrights, patents, trade secrets, moral rights, and confidential and proprietary rights therein and agrees to execute such documents as the Company may reasonably request for the purpose of effectuating the rights of the Company herein. Notwithstanding the foregoing, the Company agrees that Employee may write and publish books or other similar publications, on whatever media, provided (i) Employee does not disclose any Trade Secrets or Confidential Information of the Company or take any actions which may have an adverse impact on the Company's ability to protect such information, and (ii) Employee continues to perform his responsibilities on behalf of the Company. In the event such responsibilities are not so performed and Employee does not correct such nonperformance after notice by the Company and thirty (30) days in which to cure such nonperformance, Employee may be terminated by the Company in a Termination With Cause. The Company acknowledges that the writing of books and publications does not currently constitute a business opportunity of the Company as of the Effective Date.

9. EXCLUSIVE SERVICE AND NON-COMPETITION COVENANT. Employee covenants and agrees during the Term that Employee shall not, anywhere within the Area, on behalf of any person, firm, corporation or entity involved or engaged in the Business of the Company ("Competing Business") (i) serve as an employee, officer, consultant or independent contractor in any one or more of the activities set forth at EXHIBIT A ("Duties of Employee") in which Employee is or has been engaged on behalf of the Company during the Term or during the two (2) year period prior to the Effective Date, or (ii) serve as a member of the Board of Directors (or comparable governing body) of any such Competing Business.

10. COVENANT NOT TO HIRE. Employee agrees that Employee will not, for a period of two (2) years after termination of employment with the Company for any reason, solicit for employment, attempt to employ or affirmatively assist any other person or entity in employing or soliciting for employment any person employed by the Company.

11. NON-SOLICITATION. Employee agrees that during the period of two (2) years immediately following cessation of Employee's employment with the Company for any reason, Employee shall not, on Employee's own behalf or on behalf of any person, firm, partnership, association, corporation or business organization, entity or enterprise solicit, contact, call upon, communicate with or attempt to communicate with, any customer or prospect of the Company, or any representative of any customer or prospect of the Company, with a view to forming a joint venture or similar relationship, selling or providing any product, equipment, or service competitive or potentially competitive with any technology, product, equipment or service sold or provided or under development by the Company during the period of two (2) years immediately preceding cessation of Employee's employment with the Company, provided that the restrictions set forth in this
Section 11 shall apply only to customers or prospects of the Company, or representatives of customers or prospects of the Company with which Employee has had contact during such two (2) year period.

12. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction, such holdings shall not affect the enforceability of any other provision of this Agreement, and all other provisions shall continue in full force and effect.

13. ATTORNEYS' FEES. If a dispute between the parties arises in connection with this Agreement, each party hereunder shall bear its own fees and expenses incurred in connection with the resolution of the dispute.

14. HEADINGS. The headings of the several paragraphs in this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

15. NOTICES. All notices, consents, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or delivered if (i) delivered personally; (ii) mailed by certified mail, return receipt requested, with proper postage prepaid; or (iii) delivered by recognized courier contracting for same day or next day delivery with signed receipt acknowledgment to:

          (a)  To the Company:

               Iterated Systems, Inc.
               Suite 600 - Seven Piedmont Center
               3525 Piedmont Road
               Atlanta, Georgia 30305-1530
               Attention:  Chief Executive Officer

               With a copy to:

               John C. Yates, Esq.
               Morris, Manning & Martin, LLP
               1600 Atlanta Financial Center
               3343 Peachtree Road, N.E.
               Atlanta, Georgia  30326

          (b)  To Employee:

               John R. Festa
               1255 Mt. Paran Road
               Atlanta, Georgia 30327

               With a copy to:

               Alexander W. Patterson, Esq.
               Alston & Bird
               One Atlantic Center
               1201 West Peachtree Street, N.E.
               Atlanta, Georgia  30309-3424

or at such other address as the parties hereto may have last designated by notice to the other parties. Any item delivered personally or by recognized courier contracting for same day or next day delivery shall be deemed delivered on the date of delivery. Any item mailed shall be deemed to have been delivered on the date evidenced on the return receipt.

16. GENERAL PROVISIONS. This Agreement shall be governed by and construed under the laws of the State of Georgia, without giving effect to its conflict of law principles. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns. Neither party may assign his or its rights and obligations under this Agreement to any other party.

17. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto, and except as otherwise provided in this Agreement, supersedes and cancels all previous and contemporaneous written and oral agreements, including the Prior Agreement between the Company and Employee and amendments thereto. No amendment or modification of this Agreement shall be valid or binding unless in writing and signed by the party to be bound.

     IN WITNESS WHEREOF, the parties hereto have affixed their seals and executed this Agreement effective as of the date first above written.

                              COMPANY:


                              ITERATED SYSTEMS, INC.



                              By:      /s/ Alan D. Sloan
                                       ------------------------

                              Title:   Executive Vice President
                                       ------------------------

                              Date:    1/26/98
                                       ------------------------



                              EMPLOYEE:



                                       /s/ John R. Festa
                              ---------------------------------
                              JOHN R. FESTA, individually

                              Date:    2/4/98
                                       ------------------------

                                   EXHIBIT A

                        TO EXECUTIVE SEVERANCE AGREEMENT
                               WITH JOHN R. FESTA


                               DUTIES OF EMPLOYEE

The following duties of Employee may be modified or revised by the Board of Directors in its discretion and upon providing notice to Employee, provided these duties may not be increased unless otherwise agreed by Employee. Notwithstanding anything herein to the contrary, Employee is only required to make himself available to perform these duties up to fourteen (14) hours a week during the Term as required by the Company.

1. Attend all meetings of the Shareholders and Board of Directors of the Company, as long as Employee is a Director of the Company.

2. Identify business opportunities for the Company and perform associated negotiations, as requested by the Board of Directors or the Chief Executive Officer.

3. Assist in formulating or implementing business plans of the Company, as requested by the Board of Directors or the Chief Executive Officer.

4. Do and perform all such other acts in an advisory capacity as requested by the Board of Directors or the Chief Executive Officer.

                                   EXHIBIT B

                        TO EXECUTIVE SEVERANCE AGREEMENT
                               WITH JOHN R. FESTA


                               STOCK OPTION GRANT



124,100 non-qualified stock options to be granted by the Company with a grant date as of the date of this Agreement at the current price on the Oslo Stock Exchange as of the date of this Agreement, vesting in full one (1) year after the date of this Agreement and with a term of seven (7) years and subject to the terms of the Company's 1994 Amended and Restated Stock Option Plan.

                                   EXHIBIT C

                        TO EXECUTIVE SEVERANCE AGREEMENT
                               WITH JOHN R. FESTA


     EXISTING STOCK OPTION GRANTS FOR JOHN R. FESTA AS OF DECEMBER 31, 1997

 . 137,500 options granted on 5/2/94 at $4.83, of which 119,200 are deemed to be vested and the balance of 18,300 have been forfeited in all respects forever.

 . 16,600 options granted on 5/2/94 at $6.00, of which all are currently vested.

 . 570,200 options granted on 5/2/94 at $4.83, of which all are currently vested.

 . 200,000 options granted on 6/26/96 at $10.00, of which all 200,000 options have been forfeited in all respects forever.

                                   EXHIBIT D

                        TO EXECUTIVE SEVERANCE AGREEMENT
                               WITH JOHN R. FESTA


                     INSURANCE, BENEFITS AND REIMBURSEMENTS

          1. Employee shall be entitled to participate in and receive benefits under the Company's group health insurance plans, including medical, dental and vision coverage (continuing coverage in effect as of the Effective Date). Once the Term ceases, Employee will be eligible for COBRA continuation benefits, as may be provided by law.

          2. Employee shall be entitled to all holidays recognized by the Company, and vacation time as reasonably determined by the Board of Directors. Employee shall be reimbursed by the Company for all necessary and reasonable expenses incurred on behalf of the Company in accordance with the then current reimbursement policies of the Company.